As filed with the Securities and Exchange Commission on January 11, 1995

                                                   Registration No. 33-_____
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                         Tucson Electric Power Company
            (Exact Name of Registrant as Specified in its Charter)
                            _______________________
      Arizona                                            86-0062700
(State or Other Jurisdiction                          (I.R.S.  Employer
of Incorporation of Organization)                     Identification No.)

                 220 West Sixth Street, Tucson, Arizona  85701
                   (Address of principal executive offices)

     TUCSON ELECTRIC POWER COMPANY 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plan)

                            Dennis R. Nelson, Esq.
                         Tucson Electric Power Company
                                 P.O. Box 711
                             Tucson, Arizona 85702
                    (Name and Address of Agent For Service)

  Telephone Number, Including Area Code of Agent For Service:  (602) 571-4000
                           _________________________

                        CALCULATION OF REGISTRATION FEE


Title of          Amount       Proposed Maximum  Proposed Maximum   Amount of
Securities        to be        Offering Price    Aggregate          Registration
to be Registered  Registered   Per Share         Offering Price     Fee
- ----------------  ----------   ----------------  -----------------  ------------
Common Stock,     540,000      $3.1875 (2)       $1,721,250.00       $593.53
No Par Value      Shares (1)

(1) In addition, this Registration Statement also covers options under the Plan to acquire such shares and, pursuant to Rule 416, an indeterminate amount of securities which by reason of certain events may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price per share and in the aggregate and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on the consolidated reporting system on January 9, 1995.

The Exhibit Index included in this Registration Statement is at page 8.

                                    Part I

                           SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    Part II

                         INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

            The following documents of Tucson Electric Power Company (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

      (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

      (e) The description of the Company's Common Stock is contained in the prospectus dated January 11, 1995 which is incorporated herein.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            The Company's Common Stock, no par value, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

      Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of the Company (with certain limitations in the case of actions by or in the right of the Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the fact or such status as an officer or director.

      Article SEVENTH of the Restated Articles of Incorporation of the Company provides, in relevant part, that:

      (B) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SEVENTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

      (C) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses, including attorneys' fees, and against judgments, fines and amounts paid in settlement incurred by him in connection with such Action or any appeal therein.

          (2) The Corporation shall pay any expenses incurred by a director or officer of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of any understanding by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

          (3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SEVENTH to employees, agents and other representatives of the Corporation (each director, officer, employee, agent and other representative entitled to benefits under this paragraph (C) being hereinafter sometimes called an "Indemnified Person").

          (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

          (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such programs shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such person.

          (6) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

          (7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            See the attached Exhibit Index.

Item 9.     Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                              (i)   To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                              (ii)  To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                              (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  however, paragraphs (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on January 11, 1995.

                                          TUCSON ELECTRIC POWER COMPANY


                                           By: IRA R. ADLER
                                               ------------------------
                                               Ira R. Adler
                                          Its: Senior Vice President and
                                               Chief Financial Officer

                              Power of Attorney

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and Chairman of the Board, the Senior Vice President and Chief Financial Officer, the Vice President and Controller, officers and/or directors of Tucson Electric Power Company, an Arizona corporation, which corporation proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the Company's 1994 Outside Director Stock Option Plan, under the Securities Act of 1933, as amended, does each for himself and not for one another, hereby constitute and appoint Ira R. Adler, Dennis R. Nelson and Karen G. Kissinger and each of them, his true and lawful attorneys, in his name, place and stead, to sign his name to said proposed Registration Statement and any and all amendments thereto, and to cause the same, together with all exhibits and other documents in connection therewith, to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said attorneys, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do if personally present; and each of the undersigned for himself hereby ratifies and confirms all that said attorneys, or any one of them, shall lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 11th day of January, 1995.


/S/ CHARLES E. BAYLESS
- ----------------------------
Charles E. Bayless, President,
Chief Executive Officer and
Chairman of the Board of Directors


IRA R. ADLER
- ----------------------------
Senior Vice President and
Chief Financial Officer


KAREN G. KISSINGER
- ----------------------------
Karen G. Kissinger
Vice President and Controller


/S/ JOSE L. CANCHOLA
- ----------------------------
Jose L. Canchola, Director


/S/ KATHRYN N. DUSENBERRY
- ----------------------------
Kathryn N. Dusenberry, Director


/S/ JOHN JETER
- ----------------------------
John Jeter, Director


/S/ R.B. O'RIELLY
- ----------------------------
R.B. O'Rielly, Director


/S/ DR. MARTHA R. SEGER
- ----------------------------
Dr. Martha R. Seger, Director


/S/ DONALD G. SHROPSHIRE
- ----------------------------
Donald G. Shropshire, Director


/S/ H. WILSON SUNDT
- ----------------------------
H. Wilson Sundt, Director


/S/ J. BURGESS WINTER
- ----------------------------
J. Burgess Winter, Director
                                 EXHIBIT INDEX

Exhibit
Number                            Description

4.1      Tucson Electric Power Company 1994 Outside Director Stock Option Plan

4.2      Form of Option Agreement

5        Opinion of Counsel (re legality)

15 Awareness Letter of Independent Accountants' regarding Unaudited Interim Financial Information

23       Independent Auditors' Consent

24.1 Power of Attorney (included in this Registration Statement under "Signatures" at page 6)

24.2     Consent of Counsel (included in Exhibit 5)